Financial Statements for the year ended 31 March 2001
                                       for

                                 CLL Pharma S.A.





The Financial Statements have been prepared in US GAAP from the original French accounts, prepared in Euro's, which were audited by the Ernst and Young Office in Nice, France.

                                 CLL Pharma S.A.


                      Contents of the Financial Statements
                        for the year ended 31 March 2001


                                                                    Page

Balance Sheet                                                         1

Profit and Loss Account                                               2

Notes to the Financial Statements                                  3 to 5

CLL Pharma S.A.

Consolidated Balance Sheet
As at 31 March 2001


                           ASSETS                                                          31-Mar-01

                                                                                            Audited
Current Assets
               Cash and cash equivalents                                                 $     563,874
               Goods for resale                                                                282,650
               Accounts receivable                                                           5,007,153
               Prepaid expenses                                                                296,409
               Other accounts receivable                                                     1,750,637
                                                                                         --------------
                           Total current assets                                              7,900,723

               Property and equipment, net                                                     129,334
               Intangible assets, net                                                        4,022,776
                                                                                         --------------
                           Total assets                                                  $  12,052,833
                                                                                         ==============



                                                 LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                                           31-Mar-01

Current Liabilities
               Bank loans and overdrafts                                                 $     148,690
               Accounts payable                                                              1,669,818
               Accrued expenses                                                              2,169,233
               Deferred revenue - current                                                      259,505
               Other current liabilities                                                     1,325,108
                                                                                         --------------
                           Total current liabilities                                         5,572,354


Long term Liabilities
               Bank loans                                                                      122,684
               Deferred revenue - long term                                                    509,202
                                                                                         --------------
                           Total liabilities                                                 6,204,240
                                                                                         --------------

Shareholders' equity
               Common stock                                                                  3,450,820
               Accumulated earnings                                                          1,166,565
               Accumulated other comprehensive income                                        1,231,208

                                                                                         --------------
                           Shareholders' equity                                              5,848,593

                                                                                         --------------
                           Total liabilities and shareholders' equity                    $  12,052,833
                                                                                         ==============


CLL Pharma S.A.

Consolidated Statement of Operations                                                        31-Mar-01
For The Year Ending 31 March 2001
                                                                                            12 months
                                                                                             Audited
Revenue                                                                                   $   6,783,051

Cost of Sales                                                                                 2,697,656

                                                                                          --------------
                           Gross Profit                                                       4,085,395

Costs and expenses
               General and administrative                                                     1,644,057
               Depreciation and amortisation                                                  1,117,361

                                                                                          --------------
                           Total costs and expenses                                           2,761,418

Loss from operations                                                                          1,323,977

Interest income (expense)
               Interest and finance charges                                                     -46,788
               Interest income                                                                    1,873
                                                                                          --------------
                                                                                                -44,915

                                                                                          --------------
Net loss before income tax benefit                                                            1,279,062
Income tax benefit / (expense)                                                                 -211,156

                                                                                          --------------
Net loss                                                                                      1,067,906

                                                                                          --------------
Net loss attributable to common shareholders                                              $   1,067,906
                                                                                          ==============




Basic and diluted net profit per share of common stock                                            14.46

Weighted average shares used in computing basic and diluted                                      73,862
               net profit per share


CLL Pharma S.A.

Notes to the Financial Statements
for the year ended 31 March 2001


1.             ACCOUNTING POLICIES Accounting convention
               The financial statements have been prepared in US GAAP under the historical cost convention and the basis of presentation is :- Turnover Sales of finished goods are accounted for on the date the goods are delivered.

               Royalties receivable on licenses and research and development are spread over the term of the contracts.

               Other royalties receivable are accounted for on a receipts basis.

               Intangible assets
               Depreciation is provided using the following annual rates:
               Research and development                                                                    - over 5 years
               Software                                                                                    - over 2 years
               Technical assistance                                                                        - over 5 years

               Tangible fixed assets
               Depreciation is provided using the following annual rates:
               Plant & machinery                                                                           - over 5 years
               Office equipment                                                                            - over 3 to 5 years
               Fixtures and fittings                                                                       - over 6 to 10 years


               Stocks
               Stock of raw materials is valued at cost using the FIFO method.

               Work in progress is valued at cost.

               A provision for depreciation is made when the cost of the stock of raw materials is higher than the net realisable value.

               Investments Investments are valued at cost.

               Foreign Currencies
               Assets and liabilities in foreign currencies are translated at the rates of exchange ruling at the date of the Balance Sheet. Transactions in foreign currencies are translated into dollars at the average rate of exchange during the period that the accounts cover.

CLL Pharma S.A.

Notes to the Financial Statements
for the year ended 31 March 2001

                                                                                         31-Mar-01
2.             Staff Costs
               Wages and Salaries                                                      $     806,721
               Social Security costs                                                         333,717
                                                                                       --------------
                                                                                           1,140,438
                                                                                       --------------

               The average monthly number of employees during the year was as follows:
                                                                                         31-Mar-01
               Executives                                                                         16
               Others                                                                              4
                                                                                       --------------
                                                                                                  20
                                                                                       --------------


3.             ACCOUNTS RECEIVABLE
                                                                                         31-Mar-01

               Accounts receivable                                                     $   5,007,153
               Due from group companies                                                           10
               Other accounts receivable                                                   1,564,333
               Prepayments                                                                   296,409
               Investments in shares                                                         186,294
                                                                                       --------------
                                                                                           7,054,199
                                                                                       --------------


4.             CURRENT LIABILITIES
                                                                                         31-Mar-01

               Bank loans and overdrafts                                               $     148,690
               Other loans                                                                     9,517
               Accounts payable                                                            1,669,818
               Government grants                                                             538,360
               Due to group companies                                                         37,701
               Corporation tax                                                                56,584
               Social security and other taxes                                               682,946
               Deferred income                                                               259,505
               Other current liabilities and accruals                                      2,169,233
                                                                                       --------------
                                                                                           5,572,354
                                                                                       --------------

5.             LONG TERM LIABILITIES
                                                                                         31-Mar-01

               Bank loans and overdrafts                                               $     122,684
               Other loans                                                                         0
               Deferred income                                                               509,202
                                                                                       --------------
                                                                                             631,886
                                                                                       --------------

CLL Pharma S.A.

Notes to the Financial Statements
for the year ended 31 March 2001



6.             COMMON STOCK

               Authorised, alloted, issued and fully paid.

               Number      Class           Nominal       31-Mar-01
                                            value           US$
               74,297    Ordinary          54 EURO       3,450,820